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                                                                   Exhibit 10.23

                                   AMENDMENT
                                      TO
                      UNISYS ELECTED OFFICER PENSION PLAN


The Unisys Elected Officer Pension Plan (the "Plan") is amended, effective July 28, 1994, to read as follows:

I.   A new Section 2.20 is added to the Plan to read as follows:

     "2.20  "Change in Control" shall mean

          (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control; or

          (b) Individuals who, as of July 28, 1994 constitute the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board, provided that any individual becoming a director subsequent to July 28, 1994 whose election or nomination for election by the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent board, but excluding, for this purpose, any such
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          individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board; or

          (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

          (d) (i) A complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition."

II.  Section 3.01(c) is amended in its entirety to read as follows:

          "(c) A former Officer who was eligible under paragraph (a) above and continues in active employment for more than twelve months after ceasing to be an Officer shall be eligible, upon application, to receive a vested annual retirement benefit calculated in accordance with Sections 5.01(a), 5.03, 5.06 and 5.07, utilizing as an offset the amount of benefits payable under the Company Plan and the Supplemental Plan calculated as if the
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          Participant had elected a single life annuity form of benefit under the Company Plan, and such former Officer shall not be eligible for the survivor benefits described in Section 5.04. This Section 3.01(c) shall not apply after the occurrence of a Change in Control with respect to any individual who was an Officer on the date of the Change in Control."

III. A new Section 3.01(d) is added to read as follows:

          "(d)  Notwithstanding the participation requirements described in
          Section 3.01(a), each Employee who is an Officer on the date of the Change in Control and who, as of the date of the Change in Control, has completed 5 or more years of Credited Service shall be eligible to participate in this Plan."

IV.  Section 5.01(a) is amended in its entirety to read as follows:

          "(a) Subject to the adjustments set forth in Sections 5.02 and 5.03, a Participant shall receive an annual retirement benefit payable at Normal Retirement Date equal to:

          (1) 40% of the Participant's Final Average Compensation for the Participant's first 10 years of Credited Service, or, for a Participant who has less than 10 years of Credited Service, one-third of one percent of the Participant's Final Average Compensation for each month of Credited Service; plus

          (2) 1% of the Participant's Final Average Compensation for each year of Credited Service in excess of 10 (but not in excess of 30) including proportional credit for a fraction of a year; minus

          (3)  50% of the Participant's Primary Social Security Benefit.